     As filed with the Securities and Exchange Commission on August 12, 1996
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


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                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

      MASSACHUSETTS                                             06-1047163
(State or other jurisdiction                                 (I.R.S. Employer
    of incorporation)                                       Identification No.)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)
                           ---------------------------


                           1990 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                           HENRI A. TERMEER, PRESIDENT
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)

                                 with copies to:

                           MAUREEN P. MANNING, ESQUIRE
                                 Palmer & Dodge
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                           ---------------------------

                                                 CALCULATION OF REGISTRATION FEE
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                                                                      Proposed             Proposed maximum
Title of each class of securities to       Amount to be           maximum offering        aggregate offering         Amount of
          be registered                     registered           price per share(1)            price(1)          registration fee
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General Division Common              4,602,000 shares(2)(3)            $23.19                 $106,720,380           $36,800.13
Stock, $0.01 par value
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Tissue Repair Division Common        1,300,000 shares(3)               $ 8.56                 $11,128,000            $3,837.24
Stock, $0.01 par value
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(1)      Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on August 9, 1996 in the case of the General Division Common Stock, and on
         August 5, 1996 in the case of the Tissue Repair Division Common Stock, each as reported by the Nasdaq National Market
         System.
(2)      After giving effect to a two-for-one stock split of shares of General Division Common Stock effective on July 25, 1996.
(3)      This Registration Statement registers an additional 4,602,000 shares of General Division Common Stock under the 1990 Equity
         Incentive Plan (the "Plan"). An aggregate of 15,398,770 shares (as adjusted to reflect the stock split referred to above)
         of General Division Common Stock ("General Stock", formerly Common Stock) and 2,000,000 shares of Tissue Repair Division
         Common Stock ("TR Stock") have previously been registered under the Plan (SEC File Nos. 33-8881, 33-15616, 33-26329,
         33-29918, 33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359 and 33-60437). Pursuant to Rule 416 under the
         Securities Act of 1933, the above listed registration statements also cover shares of TR Stock issuable under the Plan to the holders of options to purchase General Stock as a result of anti-dilution adjustments made in connection with the dividend on December 23, 1994 of TR Stock to all holders of record of General Stock on December 16, 1994.
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
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     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's latest annual report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports of the registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's General Division Common Stock contained in the Registrant's Registration Statement on Form 8-B filed on February 28, 1992, as amended by Form 8-B/A filed on March 31, 1995, including any further amendment or report filed hereafter for the purpose of updating such description.

     (d) The description of the Registrant's General Division Common Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on March 23, 1989, as amended by Form 8-A/A filed on November 28, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

     (e) The description of the Registrant's Tissue Repair Division Common Stock filed in the Registrant's Registration Statement on Form 8-A filed on September 9, 1994, as amended by Form 8-A/A filed on December 14, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

     (f) The description of the Registrant's Tissue Repair Division Common Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on November 28, 1994, including any amendment or report filed hereafter for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(d), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of General Division Common Stock ("General Stock") and Tissue Repair Division Common Stock ("TR Stock") offered hereunder have been sold or which deregisters all shares of General Stock and TR Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4. Description of Securities.
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     Not Applicable.

Item 5. Interests of Named Experts and Counsel.
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     The validity of the General Stock offered hereby will be passed upon for the Registrant by Palmer & Dodge LLP, counsel for the Registrant. Peter Wirth, a partner in Palmer & Dodge LLP, is a Senior Vice President, the General Counsel and the Clerk of the Registrant. As of August 1, 1996, Mr. Wirth beneficially owned 11,720 and 3,520 shares of General Stock and the Registrant's Tissue Repair Division Common Stock, respectively, including shares subject to options exercisable within 60 days.

Item 6. Indemnification of Directors and Officers.
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     Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants the Registrant the power to indemnify any director, officer, employee or agent to whatever extent permitted by the Registrant's Restated Articles of Organization, Bylaws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, if such indemnitee acted (a) in good faith in the reasonable belief that his action was in the best interests of the corporation or (b) to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under the statute.

     Article VI of the Registrant's Bylaws provides that the Registrant shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct). Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

     The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

     The Registrant also has in place agreements with certain officers and directors which affirm the Registrant's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's Bylaws.

     Section 13(b)(1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its Articles of Organization, eliminate the directors' personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5 of the Registrant's Restated Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

Item 7. Exemption from Registration Claimed.
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     Not Applicable.

Item 8. Exhibits.
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     See Exhibit Index immediately following the signature page.

Item 9. Undertakings.
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     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 12th day of August, 1996.

                                            GENZYME CORPORATION


                                            By /s/ Henri A. Termeer
                                              ---------------------------------
                                              Henri A. Termeer, President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, David J. McLachlan, Evan M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:
             SIGNATURE                                      TITLE                              DATE
             ---------                                      -----                              ----
/s/ Henri A. Termeer                                Director and Principal                 August 12, 1996
- ------------------------------------------          Executive Officer
Henri A. Termeer

/s/ David J. McLachlan                              Principal Financial and                August 12, 1996
- ------------------------------------------          Accounting Officer
David J. McLachlan

/s/ Constantine E. Anagnostopoulos                  Director                               August 12, 1996
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Constantine E. Anagnostopoulos

/s/ Douglas A. Berthiaume                           Director                               August 12, 1996
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Douglas A. Berthiaume

/s/ Henry E. Blair                                  Director                               August 12, 1996
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Henry E. Blair

/s/ Robert J. Carpenter                             Director                               August 12, 1996
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Robert J. Carpenter

/s/ Charles L. Cooney                               Director                               August 12, 1996
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Charles L. Cooney

/s/ Henry R. Lewis                                  Director                               August 12, 1996
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Henry R. Lewis

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                                EXHIBIT INDEX
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EXHIBIT                                                                   Page
NUMBER                         Description                               Number
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   5.1       Opinion of Palmer & Dodge LLP as to the legality of the        8
             securities registered hereunder.  Filed herewith.

  23.1       Consent of Coopers & Lybrand L.L.P., independent               9
             accountants.  Filed herewith.

  23.2       Consent of Palmer & Dodge (contained in Exhibit 5.1).          *

  99.1       Genzyme Corporation 1990 Equity Incentive Plan, as            10
             amended through May 16, 1996.  Filed herewith.



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